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                         MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement ("Agreement") is entered into this 21st day of December, 1999, by and between AM General Corporation and AM General Sales Corporation (collectively "AMG"); and General Motors Corporation ("GM") and shall be effective as of January 1, 2000.


                                   RECITALS

A. GM and AM General have entered into a series of contractual commitments through which the parties shall, among other things; design, assemble, market and distribute products bearing the "HUMMER" brand.

B. AMG currently manufactures and distributes one vehicle and derivatives thereof (as listed on Exhibit A) for non-military application (the "Current Vehicle"), which is distributed through a network of independently owned and operated dealerships pursuant to Hummer Dealer Agreements between AMG and each of the dealers listed on Exhibit B (Existing Dealers).

C. The parties intend to assess the capabilities of the Existing Dealers to adequately support both a) the future distribution, sale and servicing of the number of additional Current Vehicles expected to be distributed by AMG and b) the additional vehicles which the parties expect to be distributed by GM and sold as "HUMMER" branded vehicles, beginning in or about the 2002 calendar year ("Future Product").

D. AMG wishes to retain the services of GM to manage and administer AMG's Existing Dealers pursuant to the terms of the Hummer Dealer Agreement, and to otherwise provide the sales and marketing support services described in this Agreement, until the time when Future Products are ready for distribution.

E. GM is willing to provide such services in accordance with the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                   MANAGEMENT SERVICES TO BE PROVIDED BY GM

1.1  Engagement.  In reliance upon GM's skill and experience in establishing,
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maintaining and administering dealer distribution networks for motor vehicles and related field operations, AMG hereby engages GM as the exclusive provider of the services described in this Agreement related to the sales and distribution of the Current Vehicle.

1.2  Services.  Services which GM will provide, except as otherwise noted, shall
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include:

     (a) The following functions currently performed by AMG's Marketing and Communications Department:

          (i) Movie placement: AMG will make available additional vehicles to GM for movie placement at a mutually agreed upon price. GM will pay movie placement fees.
          (ii) Public Relations, including media relations, press fleet management, and media kits

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          (iii)  Advertising, including ad planners, ad production, videos, brochure, website management, media placements, market/customer research, agency fees
          (iv)   Dealer co-op advertising program administration.
          (v)    Shows and Exhibits
          (vi)   Miscellaneous photos, printing and merchandise
          (vii) Licensing, subject to the terms of the Royalty Sharing Agreement by and between the parties dated December 21, 1999.
          (viii) AMG will continue to provide vehicles as listed on Exhibit C, at its own expense.

     (b)  The following functions currently performed by AMG's Fleet Department:

          (i)  Professional services, such as personnel and travel
          (ii) Set up costs and fees for special shows

     (c) AMG will continue to handle the day-to-day business handled by AMG's Sales and Dealer Operations Department. GM will provide support and guidance with respect to the sales service, and network planning functions. AMG will also continue to be directly responsible for the expenses associated with these functions.

          (i) Department administration, including salaries and travel expenses for department personnel
          (ii)   Training for the Current Vehicle
          (iii)  International sales administration

     (d) The foregoing provisions notwithstanding, AMG's Warranty Department shall remain in tact and AMG will be solely responsible for the payment of all warranty claims. Additionally, AMG will continue to be directly responsible for the expenses associated with these functions.

1.3       Dealer Network.  Insofar as the payments GM receives under this
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Agreement are contingent upon Current Vehicle sales, it is in GM's and AMG's mutual interest to strengthen AMG's dealer network. In order to achieve this desired result, GM and AMG mutually agree to follow the processes set forth in Exhibit D.

1.4       Dealer Communication System.  GM will assume responsibility for the
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AMG Dealer Communication System ("System") with respect to the ordering of the
Current Vehicle on or before the introduction of Future Product. GM may change this System, or implement a new system, subject to AMG's agreement concerning the allocation of costs, if any are to be borne by AMG.

1.5       Standard of Performance.  GM agrees to perform hereunder in accordance
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with its customary business practices when performing similar functions with respect to its own distribution network. Subject to the terms of this Agreement, GM shall have reasonable discretion in carrying out its responsibilities hereunder.

1.6       Consultation with AMG.  GM will regularly consult with AMG regarding
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the services which GM will provide under this Section 1, and will keep AMG informed of the status of those services. If AMG believes that GM is not acting in accordance with the objectives specified herein in executing its responsibilities hereunder, then AMG shall so advise GM, and the parties shall utilize their reasonable best efforts consistent with the principles of good faith and fair dealing to reach a mutually acceptable resolution, consistent with those objectives.

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1.7       Transition of Responsibility. In order to provide the smooth and
          ----------------------------
seamless transition of the responsibility for performance of the services set forth above from AMG (and/or the current provider of such services) to GM, the parties will work together in good faith to establish a mutually acceptable transition schedule consistent with Exhibit E to this Agreement that comprehends the ramp up of GM's performance of the services contemplated above as various contracts that AMG may already have in place with third parties for the performance of such services either expire or are terminated.

1.8       Payments to GM.  Payments to GM under this Agreement shall be made in
          --------------
accordance with Exhibit E.

1.9       Additional Services.   The parties periodically may agree to have GM
          -------------------
perform additional services under this Agreement on mutually acceptable terms and conditions.


                                   SECTION 2

                            AMG's RESPONSIBILITIES

2.1  Products. (a) All responsibility for the development, design and
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     manufacture of the Current Vehicle shall remain with AMG, as will terms and conditions of sale of the Current Vehicle to dealers operating under the existing Hummer Dealer Agreement. AMG and GM will evaluate and adopt or reject proposed future product changes to the Current Vehicle through a mutually agreeable process. Before making any equipment or design changes with respect to the Current Vehicle, or any changes to the terms of sale, AMG will notify GM and GM shall consult with AMG regarding such changes including, as appropriate, the proposed implementation date for such changes, and specific provisions for price protecting vehicle orders already accepted by AMG.

(b) AMG shall retain all responsibility, financial or otherwise, with respect to warranty claims, recall campaigns, product liability claims and lawsuits, and all similar items related to the design, manufacture, assembly, distribution and sale of the Current Vehicle.

     2.2       Assistance to GM.  AMG will not take any actions with respect to
               ----------------
     Existing Dealers that are inconsistent with GM's responsibilities. Upon request by GM, AMG will take such action as may reasonably be requested by GM to facilitate GM's fulfillment of those responsibilities as set forth in
     Section 1.

     2.3       Advertising and Promotional Materials. In fulfilling the
               -------------------------------------
     responsibilities set forth in Section 1.2, GM will provide AMG with copies of all marketing, advertising and promotional materials to be used for the Current Vehicle. AMG shall have final approval of all such materials and be responsible for substantiating the truth and accuracy of all advertising claims contained in such materials. Those materials will be forwarded to Bill Thompson, AM General Corporation, 105 North Niles Avenue, South Bend, Indiana 46617, or to such other individual as AMG may designate in writing. AMG will provide GM with information that GM may reasonably request to fulfill its responsibilities, including data necessary to substantiate any claims to be made in such marketing, advertising and promotional materials. Unless it has direct knowledge of evidence to the contrary, which it shall promptly communicate to AMG, GM shall to the maximum extent permitted by law be entitled to rely, without independent verification, on the accuracy of all statements, specifications, descriptions and advertising materials made or furnished by AMG to GM.

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2.4  In General.  Except as expressly provided herein, during the term of this
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Agreement, GM shall have no other obligations with respect to the Current
Vehicle, or with respect to the Hummer dealer network. It is the intention of the parties that AMG shall continue to be responsible for all of its obligations under the Dealer Agreements with Hummer Dealers.


                                   SECTION 3

                               TERM OF AGREEMENT

This Agreement shall become effective on January 3, 2000, and shall remain in effect until the Distribution Agreement, referenced below, becomes effective, or until such other time as the parties may mutually agree to terminate this Agreement.


                                   SECTION 4

                            DISTRIBUTION AGREEMENT

4.1 It is the intent of the parties, to the degree feasible consistent with their mutual objectives, to use the same dealers for distributing the Current Vehicle and Future Product when such Future Product is available for distribution. The parties anticipate that the requirements for dealers with respect to facilities, systems, sales processes and capital investment for Current Vehicle and for Future Product will require new Dealer Agreements and/or distribution arrangements.

4.2 Since the specific requirements, systems and processes for the future distribution network will not be finalized until closer to the time of Future Product availability, the parties are not yet in a position to define the terms under which the Current Vehicle will be distributed through that network. However, it is anticipated that GM will assume all responsibility for marketing and distribution of the Current Vehicle for a fee to be determined, and AMG will remain responsible for its design and manufacture, as well as the expenses associated with warranty, product claims and lawsuits, recalls, and similar product related items. The parties will attempt to develop a Distribution Agreement for the Current Vehicle consistent with this framework at the earliest practical time.


                                   SECTION 5

                                 MISCELLANEOUS

5.1  No Franchise Relationship or Intended Beneficiaries.  Nothing herein is
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intended to constitute an assignment of any obligations that AMG has to its dealers under the Hummer Dealer Agreement, and nothing herein is intended to create any franchise relationship between GM and those dealers who become a party to a Hummer Dealer Agreement with AMG. Nothing herein is intended to grant to any third parties, including present or future dealers, any rights.

5.2  Mutual Cooperation.  Each party will cooperate with the other to the
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reasonable degree necessary to allow the objectives of this Agreement to be realized.

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5.3  Indemnification.  (a) AMG shall indemnify, defend and hold harmless GM from
     ---------------
and against any liabilities, claims and demands arising (i) out of the death of or injury to any person, or damage to any property, alleged to have resulted from a defect in or malfunction of any Current Vehicle; and (ii) any costs (including reasonable attorney's fees and expenses) associated with warranty claims, recall campaigns, product liability claims and lawsuits, and all similar items related to the design, manufacture, assembly, distribution and sale of the Current Vehicle (collectively referred to hereinafter as "Claims").

(b) Because GM will be indemnified by AMG pursuant to this Agreement, AMG as between the parties shall have the right and responsibility to manage all lawsuits and all product liability claims relating to the Current Vehicle. With respect to any actual, potential or threatened Claim relating to any Current Vehicle, AMG and GM shall (i) communicate and cooperate with each other to the fullest extent reasonably possible in investigating the facts and circumstances surrounding the Claim and in litigating the matter to the extent necessary; (ii) refrain to the fullest extent reasonably possible from taking positions adverse to the interests of each other, (iii) not, except in enforcement of any rights under this Agreement, institute any claim, action or proceeding, whether by cross-claim, third-party claim, interpleader or otherwise, against each other, and (iv) in the event a Claim is brought against GM relating to any Current Vehicle, GM shall as promptly as practicable under the circumstances forward to AMG every summons and complaint and every other court document received by GM and in no event shall GM take any action for defense or settlement without the consent of the AMG.

5.4 Other Litigation. In the event a third party commences or threatens to commence litigation or other legal action against one or more of the parties to this Agreement with respect to activities to be performed under this Agreement, the parties shall, to the extent such litigation or other legal action is of a type other than that covered in Section 5.3 above:

     (a) promptly meet to analyze each claim being asserted and mutually determine to the satisfaction of the parties utilizing the principles of good faith and fair dealing which party should take the lead with regard to such claim and to the extent reasonably possible at the time, how the parties shall apportion the costs, if any, of resolving the matter;

     (b) communicate and cooperate with each other to the fullest extent reasonably possible in investigating the facts and circumstances surrounding the claims being asserted and in litigating the matter to the extent necessary;

     (c) refrain to the fullest extent reasonably possible from taking positions adverse to the interests of each other; and

     (d) not, except in enforcement of any rights under this Agreement, institute any claim, action or proceeding, whether by cross-claim, third-party claim, interpleader or otherwise, against each other.

5.5  Independent Contractors.  This Agreement does not constitute GM as the
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agent or legal representative of AMG, or AMG as the agent or legal representative of GM for any purpose. GM's personnel are not employees or agents of AMG, and AMG's personnel are not employees or agents of GM.

5.6  Assignment.  This Agreement shall not be assigned by either party without
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the prior written consent of the other party.

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5.7  Notices.  All notices hereunder shall be in writing, and communicated by
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U.S. mail, express mail, personal delivery or facsimile. Such notice shall be effective when received by the addressee at the address noted below:


          Notices to AMG:  Paul J. Cafiero, Chief Financial Officer
                                   AM General Corporation
                                   105 North Niles Avenue
                                   South Bend, IN 46617


          with a copy to:  Dennis A. Sadlowski, Vice President - Law
               The Renco Group, Inc.
                                   30 Rockefeller Plaza
                                   --------------------
                                   New York, New York 10112


          Notices to GM:   Mike DiGiovanni

          HUMMER Marketing

                                   100 Renaissance Center
                                   MC: 482-A32-B98
                                   Detroit, Michigan 48265

          with a copy to:          Ken Lindensmith
                                   GM Truck Group
                                   MC: 483-621-175
                                   1919 Technology Drive
                                   Troy, Michigan 48083-4247

     or such other addresses as the parties may designate from time to time in writing.

5.8  Litigation.  The parties agree that in the event of any litigation by any
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third party involving a claim related to the services which GM is to provide hereunder, they will cooperate with each other in the defense of such claim.

5.9  Choice of Law.   All disputes concerning the validity, interpretation, or
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performance of this Agreement and any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the State of Michigan, without regard to the principle of conflicts of law.

5.10 Entire Agreement.  This Agreement contains all of the terms and conditions
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agreed upon by the parties hereto with reference to the subject matter hereof.
No other agreements, oral or otherwise, shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are superseded hereby. This Agreement cannot be modified or changed except by written instrument signed by both of the parties hereto.

5.11 Titles and Headings for Convenience.  Titles and headings used in this
     -----------------------------------
Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

5.12 Severability.  Nothing contained in this Agreement shall be construed as
     ------------
requiring the commission of any act contrary to law. If any tribunal or court of competent jurisdiction deems any provision hereof

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unenforceable, such provision shall be modified only to the extent necessary to render it enforceable and the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused two copies of this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of December 21, 1999.


GENERAL MOTORS CORPORATION             AM GENERAL CORPORATION



By: ____________________________       By: __________________________

Title: __________________________      Title: _________________________



                          AM GENERAL SALES CORPORATION


                          By: ________________________

                          Title: _______________________

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